Exhibit 99.1

MEDIA RELEASE

Fisher Communications, Inc. Reports Fourth Quarter and Full-Year 2009 Financial Results

Fourth Quarter Core Television Net Advertising up 4%

SEATTLE, WA – (MARKETWIRE) – March 11, 2010 – Fisher Communications, Inc. (NASDAQ: FSCI), a leader in local media innovation, today reported its financial results for the fourth quarter and the fiscal year ended December 31, 2009. While economic conditions resulting in reduced advertising spending clearly impacted the Company’s quarterly and full-year results, Fisher benefited in the fourth quarter from a 4% increase in core (non-political) television net advertising revenue as compared to the same quarter last year.

Total revenue for the fourth quarter of 2009 decreased 19% to $38.6 million compared to the fourth quarter of 2008, primarily due to lower political advertising revenue. Excluding contract termination charges of $928,000 in the fourth quarter of 2009, direct operating costs and selling, general and administrative expenses decreased $2.4 million, or 7.2%, from the fourth quarter of 2008. EBITDA decreased $8.3 million to $4.1 million in the fourth quarter of 2009 compared with the fourth quarter of 2008.

The Company reported net income of $1.1 million in the quarter, which included a $2.6 million pre-tax gain on the exchange of broadcast equipment pursuant to the Sprint Nextel Broadcast Auxiliary Service relocation and a $1.3 million pre-tax gain from net insurance reimbursements received from the Fisher Plaza electrical fire insurance claim. This compares to a net loss of $47.7 million in the fourth quarter of 2008, when the Company incurred a pre-tax impairment charge of $78.2 million.

For the full fiscal year, the Company reported consolidated revenue of $133.7 million, a 23% decrease from 2008. EBITDA declined $18.7 million, or 73%, to $6.9 million in 2009. The Company reported a 2009 net loss of $9.3 million, compared to net income of $44.7 million in 2008. The 2009 net loss included the $2.6 million pre-tax gain on exchange of broadcast equipment, a $3.0 million pre-tax gain on debt extinguishment, and $2.7 million in Fisher Plaza electrical fire expenses, net of reimbursements. The 2008 net income included a $152.6 million pre-tax gain on the sale of Safeco stock, a $78.2 million pre-tax impairment charge, and a $5.0 million pre-tax charge related to the Company’s change in national representation firms.

Fisher President and Chief Executive Officer Colleen B. Brown commented, “While our 2009 financial results were severely impacted by the worst economy since World War II and extremely cautious advertising spending, I am very pleased with our stations’ competitive ratings performance and our response to these economic challenges. In 2009, we aggressively managed our expenses while increasing total revenue share in our radio and TV markets; we expanded newsroom multiplatform synergies between our TV, radio and online businesses; and we launched new digital distribution platforms which allow us to better serve our neighborhoods.

“As we look ahead, we are encouraged by some of the trends we witnessed in the fourth quarter, including an improvement in our core, non-political television advertising. Fisher’s automotive ad spending grew in the quarter for the first time since the recession began, and we are hopeful that this pace will gradually increase throughout the year.”

Financial Highlights for the Fourth Quarter of 2009

(All comparisons are made to the fourth quarter of 2008 unless otherwise noted.)

Television:

•	TV net revenue decreased 23% to $29.1 million.

•	Core advertising revenue (net) increased 4% to $23.0 million and Political revenue (net) declined $10.9 million to $1.2 million.

•	Retransmission consent revenue increased $1.5 million to $2.4 million.

•	Automotive advertising increased 14%, while Retail and Restaurants declined 13% and 14%, respectively.

•	TV BCF declined $9.3 million to $5.1 million; TV BCF margin was 17.7%, down from 38.2%.

•	Internet net revenue was flat at $507,000, or 1.7% of TV revenue.

Radio:

•	Radio net revenue decreased 8% to $6.1 million.

•	Radio BCF and BCF margin were virtually unchanged at $1.1 million and 17.4%, respectively.

Plaza:

•	Fisher Plaza revenue grew $180,000, or 5%.

•	Fisher Plaza EBITDA (which excludes net fire-related expenses) increased 8.3% to $1.9 million.

Financial Highlights for Full-Year 2009

(All comparisons are made to full-year 2008 unless otherwise noted.)

Television:

•	TV net revenue decreased 22% to $97.2 million.

•	Core advertising revenue (net) decreased 17% to $77.9 million and Political revenue (net) declined $17.4 million to $1.9 million.

•	Retransmission consent revenue increased $5.3 million to $8.4 million.

•	Automotive, Retail, and Professional Services declined 40%, 23%, and 13%, respectively.

•	TV BCF declined $25.5 million to $10.1 million; TV BCF margin was 10.4%, down from 28.7%.

•	Internet net revenue decreased 12% to $1.7 million, or 1.8% of TV revenue.

Radio:

•	Radio net revenue decreased 38% to $22.8 million; excluding 2008 revenue associated with the broadcast of Seattle Mariners games, radio revenue decreased 19%.

•	Radio BCF increased $4.3 million to $4.1 million; Radio BCF margin improved to 18.0%.

Plaza:

•	Fisher Plaza revenue grew $617,000, or 5%.

•	Fisher Plaza EBITDA (which excludes net expenses related to the 2009 electrical fire) increased 18% to $8.1 million.

Balance Sheet:

•	Cash and short-term investments were $44.0 million at year-end, compared to $91.5 million at the end of 2008. The decrease reflected the Company’s repurchase of $24.4 million of its senior notes and $11.6 million in capital expenditures (including $3.1 million related to the Fisher Plaza electrical fire).

•	Total debt outstanding decreased from $150.0 million at the end of 2008 to $122.1 million at December 31, 2009 as a result of the Company’s repurchase of $27.9 million of its senior notes during the first half of 2009. The Company’s Debt to Operating Cash Flow Ratio, as defined in the Company’s senior notes indenture, was 14.7 as of December 31, 2009 compared to 5.3 as of December 31, 2008.

Key Operating and Strategic Highlights

•	Fisher television stations ranked either #1 or #2 in the key Adult 25-54 demographic in prime, early news, and overall station performance in 6 of its 7 markets in the November 2009 ratings period.

•	The Company’s aggregate TV/radio non-political market share in markets that provide audited market figures improved 90 basis points from fourth quarter 2008 to fourth quarter 2009.

•	The Company invested $1.5 million in DataSphere Technologies, Inc., a Software as a Service (SaaS) Web technology and hyperlocal ad sales company, as part of DataSphere’s Series B funding round. Fisher has worked with DataSphere to launch over 100 hyperlocal neighborhood sites in Seattle, Washington; Portland and Eugene, Oregon; Bakersfield, California; and Boise, Idaho. Fisher also works with DataSphere in its distribution of its technology and sales solution to other broadcast companies looking to establish hyperlocal sites.

•	At the end of 2009, Fisher Plaza occupancy was 97%, unchanged from the previous year.

Fourth Quarter Conference Call

Fisher will host a conference call today at 1:00 p.m. (PST). Senior management will discuss the financial results and host a question and answer session. The dial-in number for the audio conference call is 1-800-901-5241; confirmation code 18862853. A live audio webcast of the call will be accessible to the public on Fisher’s Web site, www.fsci.com. A recording of the webcast will subsequently be archived on the Web site and available for replay for one week following the call. An audio replay of the call can be accessed for one week by dialing 1-888-286-8010 and entering confirmation code 86282116.

Definitions and Disclosures Regarding Non-GAAP Financial Information

The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles (GAAP) and believes this should be the primary basis for evaluating its performance.

The preceding discussion of our results includes a discussion of non-GAAP financial measures such as Broadcast Cash Flow (BCF), Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Plaza EBITDA. These non-GAAP measures should not be viewed as alternatives or substitutes for GAAP reporting.

The Company believes the presentation of these non-GAAP measures is useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; and by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, time brokerage agreements or local marketing agreements. Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business.

Television and radio BCF is calculated as income (loss) from the segment operations plus amortization of program rights, depreciation and amortization, non-cash charges, Internet and corporate expenses minus gain on asset exchange, net, payments for broadcast rights, amortization of non-cash benefit resulting from a change in national advertising representation firm and non-convergence Internet revenue.

Plaza EBITDA is calculated as income (loss) from the segment operations plus depreciation, Plaza fire expenses, net minus Plaza operating expenses allocated to the TV and Radio segments.

EBITDA is calculated as income from operations plus amortization of program rights; depreciation and amortization; stock-based compensation; Plaza fire expenses, net; gain on exchange of assets, net; and non-cash charges minus payments for broadcast rights and amortization of non-cash benefit resulting from a change in national advertising representation firm.

For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this press release, please see the supplemental tables at the end of this release.

About Fisher Communications, Inc.

Fisher Communications, Inc. is a Seattle-based communications Company that owns and operates 13 full power television stations, 7 low power television stations, and 8 radio stations in the Western United States. The Company also owns and operates Fisher Interactive Network, its online division (including over 100 online sites), Fisher Pathways, a satellite and fiber transmission provider, and Fisher Plaza, a media, telecommunications, and data center facility located near downtown Seattle.  For more information about Fisher Communications, Inc., go to www.fsci.com.

Forward-Looking Statements

This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this news release, concerning, among other things, changes in revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2008, which we have filed with the Securities and Exchange Commission, and in our Annual Report on Form 10-K for the year ended December 31, 2009, which we expect to file with the SEC on March 12, 2010.

Contacts:
Sard Verbinnen & Co
Paul Kranhold or Ron Low
(415) 618-8750
Robin Weinberg
(212) 687-8080

###

Fisher Communications, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Twelve months ended			Three months ended
	December 31,		%	December 31,		%
(in thousands, except per-share amounts)	2009	2008	change	2009	2008	change
Revenue	$133,664	$173,791	(23%)	$38,641	$47,745	(19%)

Operating expenses
Direct operating costs	65,111	69,810	(7%)	17,163	17,131	0%
Selling, general and administrative expenses	51,170	65,859	(22%)	14,316	15,783	(9%)
Impairment of goodwill and intangible assets	-	76,742	n/a	—	76,742	n/a
Impairment of investment in equity investee	-	1,468	n/a	—	1,468	n/a
Amortization of program rights	10,056	19,288	(48%)	2,972	2,470	20%
Depreciation and amortization	13,713	12,703	8%	3,540	3,413	4%
Plaza fire expenses, net	2,657	—	n/a	(1,294)	—	n/a
Gain on asset exchange, net	(2,569)	—	n/a	(2,569)	—	n/a

Total operating expenses	140,138	245,870	(43%)	34,128	117,007	(71%)

Income (loss) from operations	(6,474)	(72,079)	(91%)	4,513	(69,262)	(107%)
Gain on extinguishment of senior notes, net	2,965	—		—	—
Other income, net	1,288	156,570		67	762
Interest expense	(11,677)	(13,928)		(2,760)	(3,585)
Income (loss) from continuing operations before income taxes	(13,898)	70,563		1,820	(72,085)
Provision (benefit) for income taxes	(4,568)	24,833		741	(24,712)

Income (loss) from continuing operations	(9,330)	45,730		1,079	(47.373)
Loss from discontinued operations, net of income taxes	-	(1,072)		—	(352)

Net income (loss)	$(9,330)	$44,658		$1,079	$(47,725)

Income (loss) per share:
From continuing operations	$(1.06)	$5.23		$0.12	$(5.42)
From discontinued operations	-	(0.12)		—	(0.04)

Basic and diluted net income (loss) per share	$(1.06)	$5.11		$0.12	$(5.46)

Income (loss) per share assuming dilution:
From continuing operations	$(1.06)	$5.23		$0.12	$(5.42)
From discontinued operations	-	(0.12)		—	(0.04)

Net income (loss) per share assuming dilution	$(1.06)	$5.11		$0.12	$(5.46)

Weighted average shares outstanding	8,776	8,732		8,781	8,735
Weighted average shares outstanding assuming dilution	8,776	8,735		8,820	8,738
Dividends declared per share		$3.50

Fisher Communications, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	(unaudited)
	December 31,	December 31,
(in thousands)	2009	2008
ASSETS
Current Assets
Cash and cash equivalents	$43,982	$31,835
Short-term investments	-	59,697
Receivables, net	28,070	26,044
Income taxes receivable	11,746	2,763
Deferred income taxes	3,813	1,763
Prepaid expenses and other	4,460	2,200
Cash surrender value of life insurance and annuity contracts	2,626	—
Television and radio broadcast rights	7,919	6,106

Total current assets	102,616	130,408
Cash surrender value of life insurance and annuity contracts	15,711	17,425
Goodwill	13,293	13,293
Intangible assets, net	40,779	41,015
Other assets	7,590	6,955
Deferred income taxes	2,297	11,621
Property, plant and equipment, net	148,824	148,440

Total Assets	$331,110	$369,157

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Trade accounts payable	$3,148	$4,339
Accrued payroll and related benefits	4,445	4,301
Interest payable	3,158	3,773
Television and radio broadcast rights payable	7,987	6,124
Current portion of accrued retirement benefits	1,100	1,254
Other current liabilities	6,251	5,712

Total current liabilities	26,089	25,503
Long-term debt	122,050	150,000
Accrued retirement benefits	18,023	19,439
Other liabilities	9,476	11,607

Total Stockholders’ Equity	155,472	162,608

Total Liabilities and Stockholders’ Equity	$331,110	$369,157

Fisher Communications, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flow
(Unaudited)

	Twelve months ended December 31,
(in thousands)	2009	2008
Operating activities
Net income (loss)	$(9,330)	$44,658
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	13,713	12,786
Deferred income taxes	7,190	(15,318)
Income (loss) in operations of equity investees	133	(134)
Loss on disposal of fixed assets destroyed in Plaza Fire	1,482	—
Loss on disposal of fixed assets, net	558	—
Amortization of deferred financing fees	469	782
Amortization of broadcast rights	10,056	19,288
Payments for broadcast rights	(10,038)	(18,154)
Gain on extinguishment of senior notes, net	(2,965)	—
Gain asset exchange, net	(2,569)	—
Gain on sale of marketable securities	—	(152,610)
Amortization of short-term investment discount	(303)	(789)
Impairment of goodwill and intangible assets	—	76,742
Impairment of investment in equity investee	—	1,468
Net non-cash contract termination fee	—	4,990
Amortization of non-cash contract termination fee	(1,461)	(1,264)
Stock-based compensation	1,015	918
Other	205	(179)
Change in operating assets and liabilities
Receivables	(2,026)	4,399
Prepaid expenses and other current assets	(2,260)	1,481
Cash surrender value of life insurance and annuity contracts	(912)	(616)
Other assets	(19)	698
Trade accounts payable, accrued payroll and related
benefits, interest payable, and other current liabilities	(2,874)	(1,921)
Income taxes receivable and payable	(8,983)	(6,722)
Accrued retirement benefits	(511)	911
Other liabilities	(759)	(643)

Net cash used in operating activities	(10,189)	(29,229)
Investing activities
Purchases of marketable securities	—	(104)
Proceeds from sale of marketable securities and short-term investments	60,000	153,513
Purchases of short-term investments	—	(58,909)
Restricted cash	—	52,365
Purchase of television stations	—	(52,365)
Proceeds from sale of online news service	—	1,460
Purchase of intangible assets	—	(285)
Purchase of investment in DataSphere	(1,500)	—
Purchases of property, plant and equipment	(11,581)	(10,291)

Net cash provided by investing activities	46,919	85,384

Financing activities
Borrowings under borrowing agreements	—	21,000
Payments on borrowing agreements	—	(21,000)
Repurchase of senior notes	(24,428)	—
Payments on capital lease obligations	(155)	(144)
Cash dividends paid	—	(30,686)

Net cash used in financing activities	(24,583)	(30,830)

Net increase in cash and cash equivalents	12,147	25,325
Cash and cash equivalents, beginning of period	31,835	6,510

Cash and cash equivalents, end of period	$43,982	$31,835

Fisher Communications, Inc. and Subsidiaries
GAAP to Non-GAAP Reconciliations
(Unaudited, in thousands)

The following table provides a reconciliation of income (loss) from operations to EBITDA in each of the periods presented:

	Twelve Months ended		Three Months ended
	December 31,		December 31,
	2009	2008	2009	2008
Income (loss) from operations (per GAAP, Statements of Operations)	$(6,474)	$(72,079)	$4,513	$(69,262)
Add:

Amortization of program rights	10,056	19,288	2,972	2,470
Depreciation and amortization	13,713	12,703	3,540	3,413
Stock-based compensation	1,015	918	247	253
Impairment of goodwill, intangibles and equity investment	—	78,210	—	78,210
Non-cash charge resulting from forfeiture of non-	—	1,000	—	—
refundable deposit
Net non-cash charge resulting from change in national	—	4,990	—	—
advertising representation firm
Plaza fire expenses, net	2,657	—	(1,294)	—
Subtract:

Gain on asset exchange, net	2,569	—	2,569	—
Payments for television and radio broadcast rights	10,038	18,154	2,920	2,305
Amortization of non-cash benefit resulting from change in	1,461	1,264	365	366
national advertising representation firm
EBITDA (Non-GAAP)	$6,899	$25,612	$4,124	$12,413

EBITDA as a percentage of Revenue	5.2%	14.7%	10.7%	26.0%

The following table provides a reconciliation of television segment income (loss) from operations to television broadcast cash flow in each of the periods presented:

	Twelve Months ended December 31,		Three Months ended December 31,
	2009	2008	2009	2008
Television segment income (loss) from operations	$(1,335)	$(61,276)	$3,773	$(66,158)
Add:

Amortization of program rights	10,056	8,538	2,972	2,469
Depreciation and amortization	8,862	8,053	2,339	2,059
Impairment of goodwill, intangibles and equity investment	—	76,800	—	76,800
Corporate and internet expenses	8,278	10,063	2,412	2,462
Net non-cash charge resulting from change in	—	4,990	—	—
national advertising representation firm
Subtract:

Gain on exchange of assets, net	2,569	—	2,569	—
Payments for television broadcast rights	10,038	8,404	2,920	2,305
Amortization of non-cash benefit resulting from change in national advertising representation firm
	1,461	1,264	365	366
Non-convergence internet revenue	1,705	1,943	507	507

Television Broadcast Cash Flow (Non-GAAP)	$10,088	$35,557	5,135	14,454

Television Broadcast Cash Flow as a percentage of Television Segment Revenue	10.4%	28.7%	17.7%	38.2%

Television Segment Revenue	$97,201	$124,001	29,081	37,850

The following table provides a reconciliation of radio segment income (loss) from operations to radio broadcast cash flow in each of the periods presented:

	Twelve Months ended December 31,			Three Months ended December 31,
	2009	2008	2008 (1)	2009	2008	2008 (1)
Radio segment income (loss) from operations	$2,377	$(4,562)	$2,755	$745	$(1,057)	$(862)
Add:

Amortization of program rights	—	10,750	—	—	1	—
Depreciation and amortization	791	1,018	1,018	201	376	376
Impairment of goodwill and intangible assets		1,410	1,410		1,410	1,410
Corporate expenses and other	943	989	1,023	109	421	419

Subtract:				—	—	—

Payments for radio broadcast rights	—	9,750	—	—	—	—

Radio Broadcast Cash Flow (Non-GAAP)	$4,111	$(145)	$6,206	$1,055	$1,151	$1,343

Radio Broadcast Cash Flow as a percentage of Radio Segment Revenue	18.0%	-0.4%	22.1%	17.4%	17.5%	20.6%

Radio Segment Revenue	$22,833	$36,719	$28,022	$6,075	$6,568	$6,526

(1)Excludes the financial impact of the Seattle Mariners broadcast contract.

The following table provides a reconciliation of Plaza segment income (loss) from operations to Plaza EBITDA in each of the periods presented:

		Twelve Months ended December 31,		Three Months ended December 31,
		2009	2008	2009	2008
Plaza segment income (loss) from operations		$3,966	$5,472	$2,918	$1,334
Add:

	Depreciation	3,019	3,117	751	745
	Plaza fire expense, net	2,657	—	(1,294)	—
Subtract:

	Operating expense allocated to TV and Radio segments	1,515	1,715	437	290
Plaza Cash Flow (Non-GAAP)		$8,127	$6,874	$1,938	$1,789

The following table provides television segment revenue comparisons in each of the periods presented:

	Twelve Months ended December 31,		%	Three Months ended December 31,		%
	2009	2008	Change	2009	2008	Change
Core adverting (local and national)	77,945	93,369	(17%)	23,012	22,127	4%
Political	1,945	19,330	(90%)	1,164	12,033	(90%)
Internet	1,705	1,943	(12%)	507	507	0%
Retransmission	8,361	3,059	173%	2,390	864	177%
Trade, barter and other	7,245	6,300	15%	2,008	2,319	(13%)

TV segment net revenue	97,201	124,001	(22%)	29,081	37,850	(23%)

Net television revenue, excluding political	95,256	104,671	(9%)	27,917	25,817	8%

The following table provides radio segment revenue comparisons in each of the periods presented:

	Twelve Months ended December 31,		%	Three Months ended December 31,		%
	2009	2008	Change	2009	2008	Change
Core adverting (local and national)	20,999	33,314	(37%)	5,678	5,961	(5%)
Political	291	886	(67%)	91	245	(63%)
Trade, barter and other	1,543	2,519	(39%)	306	362	(15%)

Radio segment net revenue	22,833	36,719	(38%)	6,075	6,568	(8%)

Net radio revenue, excluding political	22,542	35,833	(37%)	5,984	6,323	(5%)